Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2024 RESULTS

•Second quarter GAAP earnings impacted by non-recurring charges related to IPL settlement and revised EPA rules
•Reaffirming full year earnings guidance of $2.99 - $3.13
•Regulatory progress and data center opportunities position us for long-term growth

MADISON, Wis. - August 1, 2024 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) for the three months ended June 30 as follows:

	GAAP EPS		Non-GAAP EPS
	2024	2023	2024	2023
Utilities and Corporate Services	$0.33	$0.65	$0.56	$0.65
American Transmission Company (ATC) Holdings	0.04	0.03	0.04	0.03
Non-utility and Parent	(0.03)	(0.04)	(0.03)	(0.04)
Alliant Energy Consolidated	$0.34	$0.64	$0.57	$0.64

“We are pleased with the outcome of the settlement in our Iowa rate review and confident about the positive impact it will have promoting load growth while delivering consistent earnings and ensuring base rate stability for our customers,” said Lisa Barton, Alliant Energy President and CEO. “Excluding timing of income taxes, which will reverse by year-end, and temperature impacts, our ongoing results for the first half of 2024 were in line with our expectations. Through regulatory progress and strong economic growth with data centers, we believe we are positioned to achieve our long-term growth objectives.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.33 per share of GAAP EPS in the second quarter of 2024, which was $0.32 per share lower than the second quarter of 2023. The primary drivers of lower EPS were an asset impairment charge for Interstate Power and Light Company’s (IPL’s) Lansing Generating Station as a result of the proposed rate review settlement, an asset retirement obligation charge allocated to the steam business at IPL due to the revised Coal Combustion Residuals Rule, the timing of income taxes, higher financing and depreciation expenses, estimated temperature impacts on retail electric and gas sales, and Wisconsin Power and Light Company (WPL) electric fuel-related costs, net of recoveries. These items were partially offset by higher revenue requirements from capital investments at WPL.

Earnings Adjustments - Non-GAAP EPS for the three and six months ended June 30, 2024 excludes the asset valuation charge for IPL’s Lansing Generating Station as a result of the rate review settlement and an asset retirement obligation charge for steam assets at IPL due to the revised Coal Combustion Residuals Rule. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Estimated Temperature Impacts to Non-GAAP EPS - The estimated year-to-date impact of temperatures on EPS compared to normal temperatures is a $0.10 per share loss in 2024.

Details regarding GAAP EPS variances between the second quarters of 2024 and 2023 for Alliant Energy are as follows:

Variance
Asset valuation charge for IPL’s Lansing Generating Station	($0.17)
Revenue requirements from capital investments at WPL	0.12
Timing of income taxes	(0.06)
Asset retirement obligation charge for steam assets at IPL	(0.06)
Higher financing expense	(0.04)
Higher depreciation expense	(0.04)
Estimated temperature impacts on retail electric and gas sales	(0.02)
WPL electric fuel-related costs, net of recoveries	(0.02)
Other	(0.01)
Total	($0.30)

Asset valuation charge for IPL’s Lansing Generating Station - In May 2023, IPL retired the Lansing Generating Station. IPL’s retail electric rate review for the October 2024 through September 2025 forward-looking Test Period included a request for continued recovery of and a return on the remaining net book value of Lansing through 2037. IPL’s partial rate review settlement agreement filed with the Iowa Utilities Commission (IUC) in June 2024 includes a return of the remaining net book value of Lansing; however, the agreement does not include a return on the remaining net book value of Lansing. As a result, in the second quarter of 2024, a pre-tax non-cash charge of $60 million was recorded. A decision from the IUC on the settlement agreement is currently expected in the third quarter of 2024.

Revenue requirements from capital investments at WPL - In December 2023, WPL received an order from the Public Service Commission of Wisconsin authorizing annual base rate increases of $49 million and $13 million for its retail electric and gas rate review covering the 2024/2025 Test Period. WPL recognized a $0.12 per share increase in the second quarter of 2024 due to higher revenue requirements from increasing rate base, including investments in solar generation and battery storage.

Timing of income taxes - Income tax expense is recorded each quarter based on an estimated annual effective tax rate and the proportion of full year earnings generated each quarter, which causes fluctuations in the amount of tax expense quarter-over-quarter. The income tax expense timing resulted in lower earnings of $0.09 per share in the second quarter of 2024 compared to lower earnings of $0.03 per share in the second quarter of 2023. The income tax expense timing variance will reverse by the end of the year.

Asset retirement charge for steam assets at IPL - In the second quarter of 2024, substantially due to the enactment of the revised Coal Combustion Residuals Rule, which significantly expands the scope of regulation to include coal ash ponds at sites that no longer produce electricity and inactive landfills, including some IPL and WPL facilities, Alliant Energy, IPL and WPL recorded additional AROs, additional ARO regulatory assets for electric generating units (EGUs) no longer in operation, additional property, plant and equipment for EGUs still in operation, and a pre-tax non-cash charge of $20 million for the portion allocated to IPL’s steam business for IPL’s Prairie Creek Generating Station and IPL’s retired Sixth Street Generating Station. IPL has two high-pressure steam customers under contract through 2025, after which time IPL expects to end the steam business.

Estimated temperature impacts on retail electric and gas sales - Temperature impacts of warmer than normal temperatures on customer demand resulted in a decrease of $0.02 per share in the second quarter of 2024. Temperatures had a minimal impact on Alliant Energy’s retail electric and gas sales in the second quarter of 2023.

WPL electric fuel-related costs, net of recoveries - WPL recognized $0.02 per share of lower earnings from changes in WPL electric fuel-related costs since actual fuel and purchased power prices were higher than the 2024 fuel component of retail electric rates, compared to the second quarter of 2023 when actual fuel and purchased power prices were lower than the 2023 fuel component of retail electric rates.

2024 Earnings Guidance

Alliant Energy is reaffirming its consolidated EPS guidance for 2024 of $2.99 - $3.13 Assumptions for Alliant Energy’s 2024 EPS guidance include, but are not limited to:

•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Constructive and timely regulatory outcomes from regulatory proceedings
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure and financing plans
•Execution of cost controls
•Consolidated effective tax rate of (10%)

The 2024 earnings guidance does not include any recorded or potential future material, nonrecurring adjustments to earnings such as the impacts of any material non-cash valuation adjustments (such as the asset retirement obligation charge for steam assets at IPL of $0.06 per share), regulatory-related charges or credits (such as the asset valuation charge for IPL’s Lansing Generating Station of $0.17 per share), reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2024 results is scheduled for Friday, August 2, 2024 at 9 a.m. central time. Alliant Energy Executive Chairman John Larsen, President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-245-3047 (Toll-Free) or 203-518-9765 (International), passcode ALLIANT. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,000,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, and the impact of rate design on current and potential customers and demand for energy in their service territories;
•weather effects on utility sales volumes and operations;
•the impact of IPL’s retail electric base rate moratorium, if approved by the IUC;
•the ability to obtain deferral treatment for the recovery of and a return on prudently incurred costs in between rate reviews;
•IPL’s and WPL’s ability to obtain rate relief to allow for the return on costs of solar generation projects that exceed initial cost estimates;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions and the impact of business or facility closures in IPL’s and WPL’s service territories;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electricity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;

•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions made regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct capital projects, which may result from geopolitical issues, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders and changes in public policy, including the potential repeal of the Inflation Reduction Act of 2022;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•the ability to provide sufficient generation and transmission capacity for potential load growth;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for greenhouse gases emissions reductions from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2024 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2024 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the three and six months ended June 30, 2024 excluding the asset valuation charge related to IPL’s Lansing Generating Station and asset retirement obligation charges for steam assets at IPL. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provides additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and six months ended June 30, 2024 and 2023. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2024	2023	2024	2023	2024	2023
IPL	$0.07	$0.35	$0.23	$—	$0.30	$0.35
WPL	0.25	0.29	—	—	0.25	0.29
Corporate Services	0.01	0.01	—	—	0.01	0.01
Subtotal for Utilities and Corporate Services	0.33	0.65	0.23	—	0.56	0.65
ATC Holdings	0.04	0.03	—	—	0.04	0.03
Non-utility and Parent	(0.03)	(0.04)	—	—	(0.03)	(0.04)
Alliant Energy Consolidated	$0.34	$0.64	$0.23	$—	$0.57	$0.64

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2024	2023	2024	2023	2024	2023
IPL	$18	$89	$59	$—	$77	$89
WPL	64	72	—	—	64	72
Corporate Services	3	3	—	—	3	3
Subtotal for Utilities and Corporate Services	85	164	59	—	144	164
ATC Holdings	9	8	—	—	9	8
Non-utility and Parent	(7)	(12)	—	—	(7)	(12)
Alliant Energy Consolidated	$87	$160	$59	$—	$146	$160

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2024	2023	2024	2023	2024	2023
IPL	$0.32	$0.64	$0.23	$—	$0.55	$0.64
WPL	0.61	0.64	—	—	0.61	0.64
Corporate Services	0.02	0.02	—	—	0.02	0.02
Subtotal for Utilities and Corporate Services	0.95	1.30	0.23	—	1.18	1.30
ATC Holdings	0.07	0.07	—	—	0.07	0.07
Non-utility and Parent	(0.07)	(0.09)	—	—	(0.07)	(0.09)
Alliant Energy Consolidated	$0.95	$1.28	$0.23	$—	$1.18	$1.28

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2024	2023	2024	2023	2024	2023
IPL	$81	$161	$59	$—	$140	$161
WPL	156	160	—	—	156	160
Corporate Services	7	6	—	—	7	6
Subtotal for Utilities and Corporate Services	244	327	59	—	303	327
ATC Holdings	18	18	—	—	18	18
Non-utility and Parent	(17)	(22)	—	—	(17)	(22)
Alliant Energy Consolidated	$245	$323	$59	$—	$304	$323

Adjusted, or non-GAAP, earnings for the three and six months ended June 30 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2024	2023	2024	2023
Utilities and Corporate Services:
Asset valuation charge related to IPL’s Lansing Generating Station, net of tax impacts of ($16) million	$44	$—	$0.17	$—
Asset retirement obligation charge for steam assets at IPL, net of tax impacts of ($5) million	15	—	0.06	—

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Revenues:
Electric utility	$789	$799	$1,580	$1,567
Gas utility	69	77	273	353
Other utility	10	13	24	25
Non-utility	26	23	48	45
	894	912	1,925	1,990
Operating expenses:
Electric production fuel and purchased power	138	166	301	322
Electric transmission service	147	138	300	284
Cost of gas sold	25	33	139	215
Other operation and maintenance:
Energy efficiency costs	9	13	23	33
Non-utility Travero	16	16	33	32
Asset valuation charge for IPL’s Lansing Generating Station	60	—	60	—
Asset retirement obligation charge for steam assets at IPL	20	—	20	—
Other	132	134	260	273
Depreciation and amortization	188	167	376	333
Taxes other than income taxes	29	28	61	59
	764	695	1,573	1,551
Operating income	130	217	352	439
Other (income) and deductions:
Interest expense	108	96	215	190
Equity income from unconsolidated investments, net	(15)	(14)	(31)	(31)
Allowance for funds used during construction	(19)	(24)	(38)	(43)
Other	2	(1)	4	2
	76	57	150	118
Income before income taxes	54	160	202	321
Income tax benefit	(33)	—	(43)	(2)
Net income attributable to Alliant Energy common shareowners	$87	$160	$245	$323
Weighted average number of common shares outstanding:
Basic	256.4	251.7	256.3	251.4
Diluted	256.7	251.9	256.6	251.6
Earnings per weighted average common share attributable to Alliant Energy common shareowners:
Basic	$0.34	$0.64	$0.96	$1.28
Diluted	$0.34	$0.64	$0.95	$1.28

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2024	December 31, 2023
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$92	$62
Other current assets	1,122	1,210
Property, plant and equipment, net	17,706	17,157
Investments	623	602
Other assets	2,293	2,206
Total assets	$21,836	$21,237
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$804	$809
Commercial paper	52	475
Other current liabilities	998	1,020
Long-term debt, net (excluding current portion)	8,900	8,225
Other liabilities	4,291	3,931
Alliant Energy Corporation common equity	6,791	6,777
Total liabilities and equity	$21,836	$21,237

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2024	2023
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$823	$573
Accounts receivable sold to a third party	(261)	(262)
Net cash flows from operating activities	562	311
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(870)	(758)
Other	(90)	(62)
Cash receipts on sold receivables	306	272
Proceeds from sales of partial ownership interests in West Riverside	123	120
Other	(2)	(54)
Net cash flows used for investing activities	(533)	(482)
Cash flows from financing activities:
Common stock dividends	(246)	(226)
Proceeds from issuance of common stock, net	12	76
Proceeds from issuance of long-term debt	969	862
Payments to retire long-term debt	(305)	(404)
Net change in commercial paper and other short-term borrowings	(423)	(146)
Other	(6)	(1)
Net cash flows from financing activities	1	161
Net increase (decrease) in cash, cash equivalents and restricted cash	30	(10)
Cash, cash equivalents and restricted cash at beginning of period	63	24
Cash, cash equivalents and restricted cash at end of period	$93	$14

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2024	June 30, 2023
Common shares outstanding (000s)	256,500	252,719
Book value per share	$26.48	$25.53
Quarterly common dividend rate per share	$0.48	$0.4525

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Utility electric sales (000s of megawatt-hours)
Residential	1,629	1,618	3,384	3,424
Commercial	1,496	1,501	3,020	3,055
Industrial	2,635	2,595	5,167	5,158
Industrial - co-generation customers	188	268	366	545
Retail subtotal	5,948	5,982	11,937	12,182
Sales for resale:
Wholesale	653	678	1,333	1,376
Bulk power and other	1,087	1,104	2,757	2,347
Other	14	14	29	29
Total	7,702	7,778	16,056	15,934
Utility retail electric customers (at June 30)
Residential	849,224	842,376
Commercial	146,003	145,245
Industrial	2,411	2,416
Total	997,638	990,037
Utility gas sold and transported (000s of dekatherms)
Residential	2,838	3,218	14,662	16,263
Commercial	2,472	2,640	10,001	11,140
Industrial	420	445	1,185	1,211
Retail subtotal	5,730	6,303	25,848	28,614
Transportation / other	29,102	25,778	63,009	58,392
Total	34,832	32,081	88,857	87,006
Utility retail gas customers (at June 30)
Residential	382,409	380,242
Commercial	44,981	44,762
Industrial	318	324
Total	427,708	425,328

Estimated operating income decreases from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Electric	($1)	$—	($20)	($9)
Gas	(3)	(2)	(14)	(7)
Total temperature impact	($4)	($2)	($34)	($16)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Normal	2024	2023	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	499	568	684	3,349	3,723	4,155
Madison, Wisconsin (WPL)	597	736	810	3,576	3,920	4,364
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	290	274	250	290	274	252
Madison, Wisconsin (WPL)	210	207	195	210	207	197

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.